UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 23, 2014, the Board of Directors of H.B. Fuller Company (the “Company”) appointed Robert J. Martsching as Vice President and Corporate Controller, effective as of February 3, 2014. In this position, Mr. Martsching will serve as the principal accounting officer for the Company. Mr. Martsching, age 49, has served as Director, Financial Planning & Analysis, for the Company since 2007.

As Vice President and Corporate Controller, Mr. Martsching will receive an annual base salary of $270,300. Also, he will be entitled to receive a target incentive opportunity of 38% of his base salary with a maximum incentive opportunity of up to 57% of his base salary under the Company’s short-term incentive plan for the fiscal year ending November 29, 2014. Commencing in the Company’s 2014 fiscal year, Mr. Martsching will be eligible to receive stock-based incentive awards with an annual target value of $160,000 under the Company’s long-term incentive plan.

(e) On January 23, 2014, the Compensation Committee of the Board of Directors of H.B. Fuller Company (the “Company”) approved changes to the design of the H.B. Fuller Company Management Short-Term Incentive Plan (the “STIP”) applicable to executive officers as attached to this Current Report on Form 8-K as Exhibit 10.1. The changes made relating to executive officers were to include revenue and profit metric for a specific global business for each executive officer who has responsibility for a global business. The changes to the STIP will be effective for any short-term incentive awards related to the Company’s 2014 fiscal year and thereafter. The STIP provides an annual performance-based cash incentive opportunity for eligible employees. In general, the STIP design is based on financial metrics. The metrics will vary based on position and will generally include (i) operating income, (ii) organic revenue and (iii) earnings per share. Each metric will have a target level of performance. Threshold, superior, and superior stretch performance levels will be set for each metric. Payout will be determined for each metric based on performance relative to target. The target, threshold, superior and superior stretch levels of performance will be established at the beginning of each fiscal year. The foregoing description is qualified in its entirety by reference to the STIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, in connection with annual stock-based grants to eligible Company employees under the H.B. Fuller Company 2013 Master Incentive Plan, on January 23, 2014 the Compensation Committee of the Board of Directors of the Company approved the forms of Non-Qualified Stock Option Agreement, Restricted Stock Unit Award Agreement, Restricted Stock Unit Award Agreement for Retirement Eligible Participants and Restricted Stock Unit Award Agreement for the Chief Executive Officer, attached to this Report as Exhibits 10.2, 10.3, 10.4 and 10.5 respectively.

The Non-Qualified Stock Option Agreement and the Restricted Stock Unit Award Agreement forms provide for multi-year vesting of options and restricted stock units respectively in equal annual installments. The Restricted Stock Unit Award Agreement for the Chief Executive Officer allows for vesting of restricted stock units in equal installments over a multi-year period only if one or more performance criteria are met at a threshold or higher level. The foregoing description is qualified in its entirety by reference to the forms of the Agreements, copies of which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	H.B. Fuller Company Management Short-Term Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement under the H.B. Fuller Company 2013 Master Incentive Plan for awards made on or after January 23, 2014

10.3	Form of Restricted Stock Unit Award Agreement under the H.B. Fuller Company 2013 Master Incentive Plan for awards made on or after January 23, 2014

10.4	Form of Restricted Stock Unit Award Agreement for Retirement Eligible Participants under the H.B. Fuller Company 2013 Master Incentive Plan for awards made on or after January 23, 2014

10.5	Form of Restricted Stock Unit Award Agreement for the Chief Executive Officer under the H.B. Fuller Company 2013 Master Incentive Plan for awards made on or after January 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 24, 2014

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	H.B. Fuller Company Management Short-Term Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement under the H.B. Fuller Company 2013 Master Incentive Plan for awards made on or after January 23, 2014

10.3	Form of Restricted Stock Unit Award Agreement under H.B. Fuller Company 2013 Master Incentive Plan for awards made on or after January 23, 2014

10.4	Form of Restricted Stock Unit Award Agreement for Retirement Eligible Participants under the H.B. Fuller Company 2013 Master Incentive Plan for awards made on or after January 23, 2014

10.5	Form of Restricted Stock Unit Award Agreement for the Chief Executive Officer under the H.B. Fuller Company 2013 Master Incentive Plan for awards made on or after January 23, 2014

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